Exhibit 99.1

Synta Pharmaceuticals Corp.
45 Hartwell Avenue
Lexington, MA 02421

tel: 781 541 7213
fax: 781 274 1270

www.syntapharma.com

Synta Announces Chen Schor Named President, Chief Executive Officer and Director

LEXINGTON, Mass. — April 27, 2015 — Synta Pharmaceuticals Corp. (NASDAQ: SNTA) announced today that Chen Schor, Executive Vice President, Chief Operating Officer, has been named President, Chief Executive Officer and a Director of the Company, effective May 7, 2015.  Mr. Schor replaces Anne Whitaker, who is stepping down from her roles at Synta to pursue a professional opportunity at a large multinational pharmaceutical company.

“We appreciate Anne’s contributions to Synta during her tenure here, including her work in streamlining the organization and prioritizing its rich pipeline opportunities,” said Keith Gollust, Chairman of Synta. “We understand her rationale for leaving Synta was due to both personal and professional goals. This new leadership opportunity allows her to be located closer to her family. We wish her the best in her future endeavors.”

Mr. Gollust added: “Thanks to a deep management team at Synta, the Company remains well positioned to continue executing our broad ganetespib development program, including the GALAXY-2 Phase 3 study in non-small cell lung adenocarcinoma, and advancing our HDC pipeline toward the clinic.  Chen has been an integral part of this team for several months, and the Board is confident that his background and expertise are ideally suited for guiding the Company through this exciting period.”

“With multiple large, randomized investigator- and company-sponsored ganetespib studies ongoing, a promising profile emerging from our lead HDC pipeline assets and the capital to reach several important milestones, Synta holds the potential to realize significant value for our shareholders in the near-term,” said Mr. Schor.  “I look forward to working with the Board and our talented management team to help realize this value.”

Mr. Schor joined Synta as Executive Vice President and Chief Operating Officer in December 2014. Mr. Schor has over 15 years of leadership experience in biotechnology, medical devices, business development and private equity. Mr. Schor served as Vice President, Global Branded Products Business Development and Pipeline Management at Teva Pharmaceuticals and in leadership positions at several emerging private and public companies. During his career, Mr. Schor has led licensing and M&A transactions valued at over $8 billion with partners that include GSK, Amgen, Pfizer, Merck KGaA and OncoGeneX, among others. Mr. Schor was a Partner at Yozma Venture Capital, where he led the foundation and growth of multiple therapeutic companies from inception to significant commercial success and exit. Mr. Schor holds a Master in Business Administration, a B.A. in Biology, a B.A. in Economics and is a Certified Public Accountant (CPA).

About Synta Pharmaceuticals

Synta Pharmaceuticals Corp. is an innovative, agile biopharmaceutical company focused on research, development and commercialization of novel oncology medicines that have the potential to change the lives of cancer patients. Synta’s lead oncology drug candidate, ganetespib, a novel heat shock protein 90 (Hsp90) inhibitor, is currently being evaluated in several clinical trials including the pivotal GALAXY-2 Phase 3 trial in non-small cell lung cancer. Building on its extensive expertise in the science of Hsp90, Synta also has a novel proprietary Hsp90 inhibitor Drug Conjugate (HDC) small molecule drug development program. IND enabling studies have commenced for the first clinical candidate from the HDC program, STA-12-8666, and preclinical evaluation of additional HDC candidates is ongoing.  For more information, please visit www.syntapharma.com.

Safe Harbor Statement

This media release may contain forward-looking statements about Synta Pharmaceuticals Corp. Such forward-looking statements can be identified by the use of forward-looking terminology such as “will”, “would”, “should”, “expects”, “anticipates”, “intends”, “plans”, “believes”, “may”, “estimates”, “predicts”, “projects”, or similar expressions intended to identify forward-looking statements. Such statements, including statements relating to Synta’s potential to realize significant value for our shareholders in the near-term, reflect Synta’s current views with respect to future events and are based on assumptions and subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including those described in “Risk Factors” of our Form 10-K for the year ended December 31, 2014 as filed with the Securities and Exchange Commission. Synta undertakes no obligation to publicly update forward-looking statements, whether because of new information, future events or otherwise, except as required by law.

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Contacts:

Investors:

Synta Pharmaceuticals Corp.

Daniel Cole

781-541-7250
dcole@syntapharma.com

Argot Partners

Andrea Rabney

(212) 600-1494

andrea@argotpartners.com

Media:

Argot Partners

Eliza Schleifstein

(917) 763-8106

eliza@argotpartners.com